UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30486	65-0738251
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

420 Lexington Avenue, New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 227-1600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 17, 2007, Advanced Communications Technologies, Inc. a Florida corporation (the “Company”), entered into a series of transactions to effect a recapitalization which included the acquisition of a new operating subsidiary, the completion of a significant preferred stock investment and the issuance of approximately $25 million in senior and subordinated notes (the “Recapitalization”), as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2007. On August 21, 2007, the Company issued a press release announcing the consummation of the Recapitalization. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated August 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

Dated: August 21, 2007	By:	/s/ Wayne I. Danson
Chief Executive Officer and President
(principal executive officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 21, 2007